UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2005
_____________________
Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (A New York Corporation) P. O. Box 12904 Albany, New York 12212-2904 (518) 434-3049 www.energyeast.com	14-1798693
1-3103-2	New York State Electric & Gas Corporation (A New York Corporation) P. O. Box 5224 Binghamton, New York 13902-5224 (607) 762-7200	15-0398550
1-672	Rochester Gas and Electric Corporation (A New York Corporation) 89 East Avenue Rochester, New York 14649 (585) 546-2700	16-0612110

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

(See report on Form 10-Q for Energy East Corporation, New York State Electric & Gas Corporation (NYSEG) and Rochester Gas and Electric Corporation (RG&E) for the quarter ended September 30, 2004, Item 2(a), Liquidity and Capital Resources, RG&E Electric Rate Unbundling, and Item 3, Quantitative and Qualitative Disclosures About Market Risk.)

On January 17, 2005, NYSEG and RG&E issued a joint news release concerning their electricity customers' participation in their electricity supply choice programs.

The news release is attached as Exhibit 99-1 to this document.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits
99-1	Energy East Corporation's, New York State Electric & Gas Corporation's and Rochester Gas and Electric Corporation's news release dated January 17, 2005.

Forward-looking Statements: This Form 8-K contains certain forward-looking statements that are based on management's current expectations and information that is currently available. Whenever used in this report, the words "estimate," "expect," "believe," "anticipate," or similar expressions are intended to identify such forward-looking statements. For a discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward-looking Statements" in Energy East's, NYSEG's and RG&E's Annual Report on Form 10-K for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 17, 2005	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Treasurer and Secretary
Date: January 17, 2005	NEW YORK STATE ELECTRIC & GAS CORPORATION (Registrant) By /s/James P. Laurito James P. Laurito President
Date: January 17, 2005	ROCHESTER GAS AND ELECTRIC CORPORATION (Registrant) By /s/James P. Laurito James P. Laurito President